Exhibit (e)

HENNESSY FUNDS TRUST
FOURTH AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS FOURTH AMENDMENT dated as of June 4, 2014 and effective as of October 1, 2014 to the Distribution Agreement, dated as of July 1, 2005, as amended February 5, 2009, October 26, 2012, and February 28, 2014 (the "Agreement"), is entered into by and between HENNESSY FUNDS TRUST, a Delaware statutory trust (the "Trust") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Distributor desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HENNESSY FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Daniel Steadman	By: /s/ James R. Schoenike

Printed Name: Daniel Steadman	Printed Name: James R. Schoenike

Title: EVP	Title: President

Amended Exhibit B to the Fund Administration Servicing Agreement
Amended Exhibit B to the Fund Accounting Servicing Agreement
Amended Exhibit B to the Distribution Agreement
Amended Exhibit C to the Transfer Agent Servicing Agreement
Amended Exhibit D to the Custody Agreement

U.S. BANCORP FUND SERVICES, LLC
ANNUAL FEE SCHEDULE
  Effective October 1, 2014

Annual fee schedule per fund for the following Hennessy Funds (the “fund complex”):

Hennessy Cornerstone Growth Fund
Hennessy Focus Fund
Hennessy Cornerstone Mid Cap 30 Fund
Hennessy Cornerstone Large Growth Fund
Hennessy Cornerstone Value Fund
Hennessy Large Value Fund
Hennessy Total Return Fund
Hennessy Equity and Income Fund
Hennessy Balanced Fund
Hennessy Core Bond Fund
Hennessy Gas Utility Index Fund
Hennessy Small Cap Financial Fund
Hennessy Large Cap Financial Fund
Hennessy Technology Fund
Hennessy Japan Fund
Hennessy Japan Small Cap Fund

Annual fee based upon fund complex net assets:

12 basis points on all net assets up to $2 billion
10 basis points on the next $2 billion of net assets
8 basis points on the next $2 billion of net assets
5 basis points on net assets greater than $6 billion
Minimum annual fee: $600,000 for fund complex

Extraordinary services – quoted separately
Fees are billed monthly

Annual fee includes all fund expenses, excluding extraordinary expenses, related to the agreements indicated above.

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